EXHIBIT 12
                                                               ----------
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
                                            NEWELL RUBBERMAID INC. AND SUBSIDIARIES
                                  STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 ---------------------------------------------------------------

                                                                YEAR ENDED DECEMBER 31,
                                           2000           1999           1998          1997           1996
                                                           (In thousands, except ratio data)
      EARNINGS AVAILABLE TO FIXED
      CHARGES:


        Income before income
          taxes                            $685,487       $230,939       $816,973       $544,590       $673,312

        Fixed charges -
          Interest expense                  130,033        100,021        100,514        114,357         84,822
          Portion of rent
            determined to be
            interest(A)                      33,957         30,319         26,287         23,343         17,561

          Minority interest
            in income of
            subsidiary trust                 26,725         26,771         26,692          1,528              -
          Equity in earnings
            elimination                      (7,996)        (8,118)        (7,127)        (5,831)        (6,364)
                                           --------       --------       --------       --------       --------

                                           $868,206       $379,932       $963,339       $677,987       $769,331
                                           ========       ========       ========       ========       ========



      FIXED CHARGES:

          Interest expense                 $130,033       $100,021       $100,514       $114,357        $84,822
          Portion of rent
            determined to be
            interest(A)                      33,957         30,319         26,287         23,343         17,561
          Minority interest
            in income of
            subsidiary trust                 26,725         26,771         26,692          1,528              -
                                           --------       --------       --------       --------       --------


                                           $190,715       $157,111       $153,493       $139,228       $102,383
                                           ========       ========       ========       ========       ========





      RATIO OF EARNINGS TO
        FIXED CHARGES                          4.55           2.42           6.28           4.87           7.51
                                              ======         ======         ======         ======         ======

         NOTE A - A STANDARD RATIO OF 33% WAS APPLIED TO GROSS RENT EXPENSE TO APPROXIMATE THE INTEREST PORTION OF SHORT-TERM AND
   LONG-TERM LEASES.
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